Exhibit No. 19
Headway Corporate Resources, Inc.
Form S-3/ Post-Eff. Am. No. 1
File No. 333-08616



                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-08615) and related Prospectus of HEADWAY CORPORATE RESOURCES, INC., (formerly AFGL International, Inc.) for the registration of and to the incorporation by reference therein of our report dated May 31, 1996 with respect to the combined financial statements of Irene Cohen Temps, Inc. and Certified Technical Staffing, Inc. and our report dated June 3, 1996 with respect to the combined financial statements of Irene Cohen Personnel, Inc. and Corporate Staffing Alternatives, Inc., both included in HEADWAY CORPORATE RESOURCES, INC.'s, (formerly AFGL International, Inc.) Form 8-K as amended dated May 31, 1996, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

New York, New York
November 18, 1996